UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2014

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55046	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California 94025
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in periodic reports filed by Asterias Biotherapeutics, Inc. with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that Asterias may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, Asterias disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2014, we sold 5,000,000 BioTime, Inc. common shares, with warrants to purchase 5,000,000 shares of our Series B common stock, $0.0001 par value (“Series B Shares), to two private investors for $12,500,000 in cash pursuant to two Purchase Agreements of like terms.  The investors have agreed that they will not sell or otherwise dispose of the 5,000,000 BioTime common shares for a period of 275 days.  We acquired the BioTime common shares from BioTime on October 1, 2013 pursuant to the Asset Contribution Agreement among ourselves, BioTime and Geron Corporation through which we acquired Geron’s stem cell assets and certain stem cell and other assets from BioTime.

The warrants are governed by a Warrant Agreement.  The warrants will expire on at 5:00 p.m. New York time on June 15, 2015 if not exercised by that date, and have an exercise price of $2.34 per share.  The warrant holders must give us not less than 61 days notice prior to exercising their warrants.  If our Series B common stock is converted into Series A common stock, the warrant holders will receive Series A common stock upon their exercise of the warrants.  The number of Series B Shares issuable upon the exercise of the warrants, and exercise price per share, will be adjusted in the event of a stock split, stock dividend, combination, reclassification of our common stock or similar recapitalization of our common stock, or if we distribute to our shareholders without charge options, warrants or rights to purchase shares of our common stock at a price below the then current market price, or if we distribute to our shareholders (including any distribution made in connection with a merger in which we are the surviving corporation) other rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of our common stock, or evidences of our indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus or stock dividends).

We have also entered into a Registration Rights Agreement with the investors pursuant to which we have agreed to file a registration statement on Form S-3, when we become eligible to use that form, to register the warrants and the Series B Shares or Series A common stock that may be acquired through the exercise of the warrants, for sale under the Securities Act of 1933, as amended (the “Securities Act”). We will bear the cost of registering the warrants and shares of common stock under the Securities Act and applicable state securities laws, including but not limited to filing and registration fees, printing fees, and fees and attorneys’ and accountants’ fees.  The warrant holders will be responsible for the payment of any commissions or discounts to broker-dealers in connection the sale of their warrants or common stock.  The Registration Rights Agreement provides that we will indemnify the investors against, or we will contribute to payments the investors may be required to make because of, certain liabilities that could arise from the offer and sale of the Series B Shares or Series A common stock, including liabilities under the Securities Act.  Each of the investors will indemnify us against, or will contribute to payments that we may be required to make because of, certain liabilities that could arise from the offer and sale of the Series B Shares or Series A common stock, including liabilities under the Securities Act.

Broadwood Partners, L.P., the largest shareholder of our parent company BioTime, purchased 1,000,000 of the BioTime shares with 1,000,000 warrants.  One of our directors, Richard T. LeBuhn is Senior Vice President of Broadwood Capital, Inc., and one of BioTime’s directors, Neal C. Bradsher is President of Broadwood Partners, L.P., the investment manager of Broadwood Partners, L.P.  The other 4,000,000 BioTime common shares with 4,000,000 warrants were purchased by a trust previously established by George Karfunkel.  Mr. Karfunkel beneficially owns more than 5% of the outstanding shares of BioTime.

Item 3.02 Unregistered Sales of Equity Securities

The warrants were issued without registration under the Securities Act in reliance upon an exemption from registration under Section 4(a)2 thereof and Rule 506 thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date:	June 17, 2014	By:	/s/ Robert W. Peabody
Chief Financial Officer

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